GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE CHAIRMAN AND CEO

AUGUST 24, 2020

Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, or SEC, and I am pleased to provide a summary of operations, particularly in light of the ongoing coronavirus, or COVID-19, pandemic.

As you know, the onset of the pandemic in March has and continues to have a meaningful impact on our business. Thus, our primary goal in the near-term is to manage the continued risks associated with the pandemic by, among other things, preserving cash and liquidity, as we continue to work through the issues at-hand and uncertainty before us. State-mandated stay-at-home orders that impacted more than 90 percent[2] of the United States' population as well as the increased costs of providing care while combating the pandemic have created substantial headwinds affecting the operations of our assets throughout the country and there remains substantial uncertainty related to when these headwinds will subside.

More than 50 percent of our medical office building tenants have been deemed "non-essential" during the crisis, resulting in unprecedented pressure on their revenue streams. Additionally, our integrated senior health campuses, senior housing and skilled nursing facilities, which comprise more than 70 percent[3] of our portfolio, have all encountered significant downward pressure on revenues as the pandemic has disrupted the admission of new residents to our integrated senior health campuses and senior housing facilities, as well as dramatically reduced the number of patients that require post-acute stays in our skilled nursing facilities following the temporary halts to elective surgical procedures imposed by most states. At the same time, the pandemic has resulted in significantly higher operating costs in providing care to residents due to the greater need for personal protective equipment and expanded labor costs while contending with a tremendous increase in safety and sanitation protocols.

Despite the strains we have experienced during the early months of the pandemic, the effects on our portfolio performance have been less dramatic due to a variety of factors, including efforts by our asset management team, the quality of our portfolio and a never before seen level of governmental support. Specifically, the financial performance of many of our tenants and operators has been temporarily bolstered by a significant infusion of cash from government grants provided by the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, as well as Medicare advance payments made through an expanded federal program that intended to expedite cash flow to qualified healthcare providers for future services to be provided. The grants provided by the CARES Act do not require repayment, but the expedited Medicare payments will be recovered through future Medicare billings. There is no certainty whether our tenants and operators will continue to benefit from such programs over the long-term. While our performance was encouraging, it would not be prudent to expose our business to the risks of relying on such governmental support packages going forward; just as it would not have been prudent to rely on governmental support at the onset of the pandemic (please see the "Second Quarter 2020 Highlights and Accomplishments" sidebar for more detail).

During the early days of the COVID-19 pandemic, our executive management team and board of directors recognized the risks to our portfolio performance and took

Second Quarter 2020 Highlights and Accomplishments

- As of June 30, 2020, the company owned and/or operated a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and a real estate-related investment for an aggregate contract purchase price of $3.1 billion[3], which is now estimated to have a value of approximately $3.7 billion.[6]

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $36.5 million for the quarter ended June 30, 2020, representing a year-over-year increase of 48.9 percent, compared to $24.5 million during the second quarter 2019. Excluding government grants recognized, MFFO would have equaled approximately $13.8 million for the quarter ended June 30, 2020. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)

- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $37.4 million during the second quarter 2020, as compared to $19.3 million during the second quarter 2019, representing a year-over-year increase of 94.2 percent. Excluding government grants recognized, FFO would have equaled approximately $14.8 million for the quarter ended June 30, 2020. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)

- Net income during the second quarter 2020 was $20.8 million, compared to a net loss of $(155,000) during the second quarter 2019. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net income (loss).)

- Net operating income, or NOI, totaled $72.4 million for the quarter ended June 30, 2020, an increase of 27.4 percent over second quarter 2019 NOI of $56.8 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)

(continued on next page)

- As of June 30, 2020, the company's non-RIDEA[7] property portfolio achieved a leased percentage of 91.0 percent and weighted average remaining lease term of 7.4 years, while the company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of 76.9 percent and 80.0 percent, respectively. Portfolio leverage[5] was 45.6 percent.

- The company declared and paid daily distributions equal to an annualized rate of $0.30 per share to stockholders of record from April 1 to May 31, 2020. On May 29, 2020, the company's board of directors suspended all investor distributions, the company's DRIP as well as the SRP for all stockholders as of June 1, 2020. These actions were taken in order to increase liquidity in light of the onset of the COVID-19 pandemic and its impact on the company's operations.[8]

1. Based on "Current Employment Statistics – CES (National)," United States Department of Labor, Bureau of Labor Statistics. July 2020. https://www.bls.gov/web/empsit/ceseeb1b.htm. "Occupational Outlook Handbook" United States Department of Labor, Bureau of Labor Statistics. April 10, 2020. https://www.bls.gov/ooh/healthcare/home.htm.
2. Della Cava, Marco. "'This will blow over': In states without stay-at-home orders, Americans celebrate freedom as death toll climbs." USA Today. April 2, 2020 (Updated April 3, 2020). https://www.usatoday.com/story/news/nation/2020/04/02/states-without-stay-home-orders-residents-celebrate-freedoms/5105303002/.
3. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of June 30, 2020.
4. As of June 30, 2020.
5. Total debt divided by total market value of real estate and a real estate-related investment. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
6. Based on the gross real estate and a real estate-related investment value estimated by an independent third-party valuation firm as of June 30, 2019 and for properties acquired subsequent to June 30, 2019, the aggregate contract purchase price as of June 30, 2020.
7. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
8. Please refer to the company's Current Report on Form 8-K filed with the SEC on June 4, 2020 for additional information.

significant action to strengthen corporate liquidity through the postponement of non-essential capital expenditures, as well as the suspension of the company's share repurchase plan, or SRP, distribution reinvestment plan, or DRIP, and monthly investor distribution payments.

Although these were difficult decisions, these decisive actions dramatically strengthened our business in the face of unprecedented uncertainty and our balance sheet remains relatively healthy with more than $147 million[4] available on our lines of credit. Additionally, we continue to manage the risks that lie ahead by maintaining low portfolio leverage[5] of 45.6 percent.[4] We remain optimistic about the long-term prospects for Griffin-American Healthcare REIT III, but also understand that we are in the midst of an unprecedented healthcare and economic crisis that makes it difficult to predict what will occur in the coming weeks and months.

We believe that long-term stability will return once the virus has been controlled. The needs-based stability of healthcare real estate has historically resulted in strong performance even during economic downturns, and we believe our portfolio will weather the impact of what may be a significant recession in the near-term once the immediate healthcare crisis subsides.

In the meantime, we will remain vigilant and continue to take prudent steps to safeguard your investment and serve as good stewards of your capital. Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 888-926-2688. We will, of course, continue to report back to you as events warrant.

Kind Regards,



Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

Certain statements contained herein may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the effects of the COVID-19 pandemic, including its effects on the healthcare industry, all of the asset classes in our portfolio and our company's financial performance and future challenges and determinations, our expectations regarding the long-term stability and strength of our portfolio, the effects of the changes to our distribution policy, DRIP, SRP and postponement of non-essential capital expenditures and the effects of cash infusions from government grants and Medicare advance payments. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding legislative and regulatory changes; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to government grants and Medicare advance payments; and other risk factors as outlined in our company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

PORTFOLIO AT-A-GLANCE (As of June 30, 2020)

PORTFOLIO SUMMARY

Purchase Price[(1)(2)]:	$3.1 billion
Buildings & Integrated Senior Health Campuses[(2)]:	221
Gross Leasable Area (Sq Ft)[(2)]:	13.9 million
Leased[(3)]:	91.0%
Weighted Average Remaining Lease Term[(3)]:	7.4 years
Portfolio Leverage[(4)]:	45.6%

PORTFOLIO ASSET MIX

(based on net operating income by segment)



Hospitals 5.1%
Senior Housing 6.4%
Integrated Senior Health Campuses 46.7%[(5)(8)]
Skilled Nursing Facilities 7.5%
Senior Housing – RIDEA 11.5%
Medical Office Buildings 22.8%

PROPERTY PORTFOLIO

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[(6)]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	57%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	93%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	94%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	62%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	68%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	97%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	87%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	477,000	95%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	72,000	67%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing — RIDEA	Jan & Jun 2015, Jan 2017, Aug 2018 & Mar 2019	NC	272,000	52%	$113,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	75%	$13,000,000

PROPERTY PORTFOLIO (continued)

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	43%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	63%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	90%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	83%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	37%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	78%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	89%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	91%	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	87%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	98%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	97%	$64,000,000
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	8,238,000	80%	$1,548,593,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	77%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	66%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	82%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	94%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	94%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	84%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	88%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	91%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	89%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	100%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	85%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	87%	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	100%	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71%	$4,600,000

1. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of June 30, 2020.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. For the six months ended June 30, 2020, our senior housing — RIDEA facilities and integrated senior health campuses were 76.9% and 80.0% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and a real estate-related investment. Total market value equals the aggregate contract purchase price paid for investments, or for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Calculated based on our 67.6% pro-rata ownership of Trilogy's total net operating income for the six months ended June 30, 2020.
6. Leased percentage as of June 30, 2020 includes all leased space of the respective property including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage represents resident occupancy on the available units of the senior housing — RIDEA facilities or integrated senior health campuses.
7. As of June 30, 2020, we owned and/or operated 119 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
8. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

PROPERTY MAP



LEGEND

- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing – RIDEA
- Skilled Nursing Facilities
- Integrated Senior Health Campuses

FINANCIAL RECONCILIATION (For The Three and Six Months Ended June 30, 2020 and 2019)

FFO and MFFO Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Net income (loss)	$ 20,787,000	$ (155,000)	$ 13,004,000	$ 6,703,000
Add:				
Depreciation and amortization related to real estate — consolidated properties	24,572,000	24,743,000	49,659,000	50,371,000
Depreciation and amortization related to real estate — unconsolidated entities	764,000	227,000	1,508,000	452,000
Impairment of real estate investments	3,233,000	—	8,335,000	—
Less:				
Net income attributable to noncontrolling interests	(7,027,000)	(1,430,000)	(9,154,000)	(2,778,000)
Depreciation, amortization and impairments related to noncontrolling interests	(4,888,000)	(4,108,000)	(9,682,000)	(8,239,000)
FFO attributable to controlling interest	$ 37,441,000	$ 19,277,000	$ 53,670,000	$ 46,509,000
Acquisition related expenses(1)	$ 19,000	$ 400,000	$ 253,000	$ (296,000)
Amortization of above- and below-market leases(2)	16,000	28,000	35,000	135,000
Amortization of closing costs(3)	41,000	132,000	81,000	200,000
Change in deferred rent(4)	(376,000)	(610,000)	(404,000)	(1,314,000)
(Gain) loss in fair value of derivative financial instruments(5)	(749,000)	4,117,000	7,434,000	4,677,000
Foreign currency loss(6)	183,000	1,232,000	3,248,000	190,000
Adjustments for unconsolidated entities(7)	238,000	378,000	554,000	755,000
Adjustments for noncontrolling interests(7)	(321,000)	(443,000)	(831,000)	(925,000)
MFFO attributable to controlling interest	$ 36,492,000	$ 24,511,000	$ 64,040,000	$ 49,931,000
Weighted average common shares outstanding — basic and diluted	194,123,913	196,075,614	194,484,214	197,231,713
Net income per common share — basic and diluted	$ 0.11	—	$ 0.07	$ 0.03
FFO attributable to controlling interest per common share — basic and diluted	$ 0.19	$ 0.10	$ 0.28	$ 0.24
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.19	$ 0.13	$ 0.33	$ 0.25

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under accounting principles generally accepted in the United States, or GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs related to our debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment terms, providing insight on the expected contractual cash flows of such debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

Net Operating Income Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Net income (loss)	$ 20,787,000	$ (155,000)	$ 13,004,000	$ 6,703,000
General and administrative	7,781,000	6,512,000	14,355,000	13,429,000
Acquisition related expenses	19,000	400,000	253,000	(296,000)
Depreciation and amortization	24,572,000	24,743,000	49,659,000	50,371,000
Interest expense	16,903,000	23,677,000	43,620,000	43,296,000
Impairment of real estate investments	3,233,000	—	8,335,000	—
(Income) loss from unconsolidated entities	(694,000)	493,000	210,000	947,000
Foreign currency loss	183,000	1,232,000	3,248,000	190,000
Other income	(521,000)	(246,000)	(1,076,000)	(454,000)
Income tax expense (benefit)	119,000	159,000	(3,092,000)	310,000
Net operating income	$ 72,382,000	$ 56,815,000	$ 128,516,000	$ 114,496,000

(5) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(6) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(7) Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (6) above to convert our FFO to MFFO.